SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)   JANUARY 2, 2003
                                                           ---------------


                           NEW YORK HEALTH CARE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



     NEW YORK                     1-12451                      11-2636089
     --------                     -------                      ----------
(State or other          (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification
incorporation)                                               Number)




      1850 MCDONALD AVENUE, BROOKLYN, N.Y.                     11223
      ----------------------------------------               ----------
      (Address of Principal Executive Offices)               (Zip Code)



                         Registrant's telephone number,
                      including area code, (718) 375-6700
                                           --------------

ITEM 1:   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a Stock For Stock Exchange Agreement dated October 11, 2001, as amended February 13, 2002, July 10, 2002, August 13, 2002 and October 25, 2002 (the "Merger Agreement"), the Company has completed the following transactions:

     1. It has effectuated a one (1) share for every one and one-half (1.5) shares reverse stock split whereby each outstanding share of its $.01 par value common stock (the "Old Common Stock") has been converted into two-thirds (2/3) of a share (the "New Common Stock"), with the result that the 3,711,730 shares of Old Common Stock issued and outstanding have become 2,474,486 shares of New Common Stock; and

     2. It has acquired all of the issued and outstanding equity shares of The Bio Balance Corp., a Delaware corporation ("Bio Balance") in exchange for a total of 21,443,821 post-reverse split shares of the Company's $.01 par value New Common Stock. As a result of the Merger Agreement, Bio Balance has become a wholly-owned subsidiary of the Company.

     There are now a total of 23,918,974 shares of the $.01 par value New Common Stock of the Company outstanding, of which 24,846 are held in the Company's treasury. The 278 former shareholders of Bio Balance own approximately 90% of the issued and outstanding shares of the Company's New Common Stock.

     The executive officers of the Company remain unchanged; Jerry Braun is the President and Chief Executive Officer, and Jacob Rosenberg is the Vice President, Chief Operating Officer, Chief Financial and Accounting Officer and Secretary. The members of the Company's Board of Directors - Jerry Braun, Jacob Rosenberg, H. Gene Berger and Charles J. Pendola - have been re-elected, and two designees of Bio Balance - Paul Stark, President of Bio Balance, and David
C. Katz - have also been elected as directors of the Company. The employment agreements of Messrs. Braun and Rosenberg are being extended for an additional five (5) years ending December 26, 2009.

     The Merger Agreement was ratified by the shareholders of Bio Balance at a meeting held on December 9, 2002, and by the shareholders of the Company at a meeting held on December 10, 2002. There were no dissenting Bio Balance shareholders with respect to ratification of the Merger Agreement.

     The transactions and related matters are more particularly described in the Company's Form 10-K Annual Report for 2002 and its Form S-4 Registration Statement, which was declared effective by the SEC on November 1, 2002.

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

     The transaction described in Item 1 above was effective as of January 2, 2003. The consideration received by the shareholders of Bio Balance consisted of 21,443,821 post-reverse split shares of the Company's $.01 par value New Common Stock, and the Company's assumption of all obligations under outstanding Bio Balance warrants to purchase a total of 586,452 shares of common stock.

     There are no material relationships between the Company, its officers or directors or any associates of theirs, and the officers, directors and shareholders of Bio Balance.

     Bio Balance is a development stage business, incorporated in 2001, which is engaged in the discovery, manufacturing and marketing of probiotic agents and ethical drugs for therapy of gastrointestinal diseases. Probiotics is the utilization of live microbial agents to benefit animal or human host by improving intestinal microbial balance through the stimulation of the growth of healthy bacteria.

     Reference is made to the Company's Form 10-K Annual Report for 2002 and its Form S-4 Registration Statement, declared effective by the SEC on November 11, 2002, for information regarding Bio Balance.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial  Statements

          The Bio Balance Corp. audited financial statements for the year ended December 31, 2002, the period of May 21, 2001 (inception) through December 31, 2001, and the period of May 21, 2001 (inception) through December 31, 2002.

               Independent Auditor's Report                             F-1
               Balance Sheets                                           F-2
               Statements of Operations                                 F-3
               Statements of Stockholders Equity                        F-4
               Statement of Cash Flows                                  F-5
               Notes to Financial Statements                            F-6

     (b)  Pro  Forma  Financial  Information

          Unaudited Pro Forma Condensed Consolidated Financial Statements as at December 31, 2002

     (c)  Exhibits.

          None

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                               REPORT ON AUDITS OF
                               -------------------
                              FINANCIAL STATEMENTS
                              --------------------

                          YEAR ENDED DECEMBER 31, 2002,
                          -----------------------------
                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                           THROUGH DECEMBER 31, 2001,
                           --------------------------
                       AND PERIOD MAY 21, 2001 (INCEPTION)
                       -----------------------------------
                            THROUGH DECEMBER 31, 2002
                            -------------------------

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
                    ----------------------------------------

                          YEAR ENDED DECEMBER 31, 2002,
                          -----------------------------
                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                           THROUGH DECEMBER 31, 2001,
                           --------------------------
                       AND PERIOD MAY 21, 2001 (INCEPTION)
                       -----------------------------------
                            THROUGH DECEMBER 31, 2002
                            -------------------------


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                                        Page
                                                                        ----

Independent auditors' report                                             F-1

Balance sheets                                                           F-2

Statements of operations                                                 F-3

Statement of stockholders' equity                                        F-4

Statements of cash flows                                                 F-5

Notes to financial statements                                         F-6 - F-10

                          Independent Auditors' Report
                          ----------------------------


Board of Directors and Stockholders
The Bio Balance Corporation
New York, New York


We have audited the accompanying balance sheets of The Bio Balance Corporation (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, the period May 21, 2001 (inception) through December 31, 2001, and the period May 21, 2001 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bio Balance Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002, the period May 21, 2001 (inception) through December 31, 2001, and the period May 21, 2001 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

On January 2, 2003 the Company consummated its business combination with New York Health Care, Inc., a publicly traded company. As a result of this combination, Bio Balance shareholders exchanged their shares for 89.7% of the common stock of the merged company.


                                                     HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
March 4, 2003

                              THE BIO BALANCE CORPORATION
                             -----------------------------
                             (A DEVELOPMENT STAGE COMPANY)

                                    BALANCE SHEETS
                                    --------------


                                                                   December 31,
                                                             -------------------------
                                                                 2002         2001
                                                             ------------  -----------
  ASSETS
  ------
CURRENT ASSETS:
  Cash and cash equivalents                                  $ 2,625,378   $  896,426
  Restricted cash                                                100,000            -
  Subscriptions receivable                                       290,000            -
  Prepaid expenses and other current assets                       36,342       10,500
                                                             ------------  -----------
    Total current assets                                       3,051,720      906,926

INTANGIBLE ASSETS, net of accumulated
  amortization of $301,600 and $87,000,
  respectively                                                 1,936,033    2,001,910

DEFERRED MERGER COSTS                                            248,363            -

OTHER ASSETS                                                      23,333       10,000
                                                             ------------  -----------

                                                             $ 5,259,449   $2,918,836
                                                             ============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities             $   349,182   $  117,070
                                                             ------------  -----------

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value;
    authorized 75,000,000 shares, 21,116,494 and 19,700,667
    shares issued and outstanding, respectively                    2,112        1,970
  Preferred stock, $.0001 par value; authorized
    5,000,000 shares; 0 shares issued and outstanding                  -            -
  Additional paid-in capital                                   6,834,085    3,273,633
  Deficit accumulated during the development stage            (1,851,226)    (452,169)
  Unearned compensation                                          (74,704)     (21,668)
                                                             ------------  -----------
                                                               4,910,267    2,801,766
                                                             ------------  -----------
                                                             $ 5,259,449   $2,918,836
                                                             ============  ===========


                        See notes to financial statements

                          THE BIO BALANCE CORPORATION
                          ---------------------------
                         (A DEVELOPMENT STAGE COMPANY)


                            STATEMENTS OF OPERATIONS
                            ------------------------



                                                         Period          Period
                                                         May 21,         May 21,
                                                          2001            2001
                                                      (Inception)     (Inception)
                                       Year Ended       through         through
                                      December 31,    December 31,    December 31,
                                          2002            2001            2002
                                     --------------  --------------  --------------
EXPENSES:
  Organization costs                 $           -   $      92,500   $      92,500
  Product development                      374,030          75,623         449,653
  Amortization of intangible assets        214,600          87,000         301,600
  General and administrative               810,427         197,046       1,007,473
                                     --------------  --------------  --------------

NET LOSS                             $  (1,399,057)  $    (452,169)  $  (1,851,226)
                                     ==============  ==============  ==============

NET LOSS PER SHARE                   $        (.07)  $        (.03)  $        (.09)
                                     ==============  ==============  ==============

WEIGHTED AVERAGE NUMBER
  OF SHARES OF COMMON
  STOCK OUTSTANDING                     20,562,131      17,574,891      19,606,165
                                     ==============  ==============  ==============


                        See notes to financial statements

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------


                                                                    Common Stock           Preferred Stock
                                                                 75,000,000 Shares         5,000,000 Shares
                                                                  $.0001 Par Value         $.0001 Par Value
                                                             -------------------------  ----------------------   Additional
                                                                              Par                     Par         Paid-in
                                                               Shares        Value       Shares      Value        Capital
                                                             -----------  ------------  --------  ------------  -----------
BALANCE, May 21, 2001                                                  -  $          -         -  $          -  $         -

Common stock issued to founders ($.0001 per share)             8,896,709           890         -             -            -

Common stock issued for cash ($.03 per share), net             8,456,625           845         -             -      247,462

Common stock issued for services ($.03 per share)                550,000            55         -             -       16,445

Common stock issued for cash ($1.50 per share), net              400,000            40         -             -      587,377

Common stock issued for services ($1.50 per share)                40,000             4         -             -       59,996

Common stock issued for asset acquisition ($1.50 per share)      990,000            99         -             -    1,484,901

Warrants issued for future services                                    -             -         -             -       26,000

Common stock issued for cash ($3.00 per share), net              367,333            37         -             -      851,452

Amortization of unearned compensation                                  -             -         -             -            -

Net loss                                                               -             -         -             -            -
                                                             -----------  ------------  --------  ------------  -----------

BALANCE, December 31, 2001                                    19,700,667         1,970         -             -    3,273,633

Common stock issued for cash ($2.00 per share), net              425,000            43         -             -      813,256

Common stock issued for cash ($3.00 per share), net              914,240            91         -             -    2,419,560

Common stock issued for cash ($3.36 per share), net               46,587             5         -             -      154,329

Common stock issued for cash ($3.90 per share), net               30,000             3         -             -      100,857

Warrants issued for future services                                    -             -         -             -       72,450

Amortization of unearned compensation                                  -             -         -             -            -

Net loss                                                               -             -         -             -            -
                                                             -----------  ------------  --------  ------------  -----------

BALANCE, December 31, 2002                                    21,116,494  $      2,112         -  $          -  $ 6,834,085
                                                             ===========  ============  ========  ============  ===========


                                                                Deficit
                                                              Accumulated
                                                              During the
                                                              Development      Unearned
                                                                 Stage       Compensation      Total
                                                             -------------  --------------  ------------
BALANCE, May 21, 2001                                        $          -   $           -   $         -

Common stock issued to founders ($.0001 per share)                      -               -           890

Common stock issued for cash ($.03 per share), net                      -               -       248,307

Common stock issued for services ($.03 per share)                       -               -        16,500

Common stock issued for cash ($1.50 per share), net                     -               -       587,417

Common stock issued for services ($1.50 per share)                      -               -        60,000

Common stock issued for asset acquisition ($1.50 per share)             -               -     1,485,000

Warrants issued for future services                                     -         (26,000)            -

Common stock issued for cash ($3.00 per share), net                     -               -       851,489

Amortization of unearned compensation                                   -           4,332         4,332

Net loss                                                         (452,169)              -      (452,169)
                                                             -------------  --------------  ------------

BALANCE, December 31, 2001                                       (452,169)        (21,668)    2,801,766

Common stock issued for cash ($2.00 per share), net                     -               -       813,299

Common stock issued for cash ($3.00 per share), net                     -               -     2,419,651

Common stock issued for cash ($3.36 per share), net                     -               -       154,334

Common stock issued for cash ($3.90 per share), net                     -               -       100,860

Warrants issued for future services                                     -         (72,450)            -

Amortization of unearned compensation                                   -          19,414        19,414

Net loss                                                       (1,399,057)              -    (1,399,057)
                                                             -------------  --------------  ------------

BALANCE, December 31, 2002                                   $ (1,851,226)  $     (74,704)  $ 4,910,267
                                                             =============  ==============  ============


                        See notes to financial statements

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                            ------------------------



                                                                        Period          Period
                                                                        May 21,         May 21,
                                                                         2001            2001
                                                                     (Inception)     (Inception)
                                                      Year Ended       through         through
                                                     December 31,    December 31,    December 31,
                                                         2002            2001            2002
                                                    --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $  (1,399,057)  $    (452,169)  $  (1,851,226)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Non-cash compensation                                     -          60,000          60,000
      Amortization                                        234,014          91,332         325,346
      Changes in operating assets and liabilities:
        Increase in assets:
         Prepaid expenses and other current assets        (25,842)        (10,500)        (36,342)
        Increase in liabilities:
         Accounts payable and accrued
            expenses                                      232,112         117,070         349,182
                                                    --------------  --------------  --------------
      Net cash used in operating activities              (958,773)       (194,267)     (1,153,040)
                                                    --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash                                        (100,000)              -        (100,000)
  Deferred merger costs                                  (248,363)              -        (248,363)
  Other assets                                            (13,333)        (10,000)        (23,333)
  Acquisition of intangible assets                       (148,723)       (587,410)       (736,133)
                                                    --------------  --------------  --------------
      Net cash used in investing activities              (510,419)       (597,410)     (1,107,829)
                                                    --------------  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Subscription receivable                                (290,000)              -        (290,000)
  Proceeds from issuance of common stock                3,488,144       1,688,103       5,176,247
                                                    --------------  --------------  --------------
      Net cash provided by financing activities         3,198,144       1,688,103       4,886,247
                                                    --------------  --------------  --------------

Net increase in cash and cash equivalents               1,728,952         896,426       2,625,378

Cash and cash equivalents at beginning of period          896,426               -               -
                                                    --------------  --------------  --------------

Cash and cash equivalents at end of period          $   2,625,378   $     896,426   $   2,625,378
                                                    ==============  ==============  ==============


                        See notes to financial statements

------
                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                          YEAR ENDED DECEMBER 31, 2002,
                          -----------------------------
                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                           THROUGH DECEMBER 31, 2001,
                           --------------------------
                       AND PERIOD MAY 21, 2001 (INCEPTION)
                       -----------------------------------
                            THROUGH DECEMBER 31, 2002
                            -------------------------



1.   NATURE  OF  OPERATIONS:
     ----------------------

     The Bio Balance Corporation (the "Company"), a Delaware corporation, was formed in May 2001. The Company is a medical foods/specialty pharma company devoted to the discovery, manufacturing and marketing of probiotic agents for therapy of gastrointestinal diseases. A probiotic is a live microorganism or microbial mixture administered to beneficially affect the host by improving its microbial balance.

     The Company is in the development stage, as defined in Statement of Financial Accounting Standard No. 7, "Accounting and Reporting for Development Stage Enterprises." To date, the Company has devoted its efforts primarily to various organizational activities, including negotiating of the technology acquisition agreement, developing its business strategy, hiring management personnel, raising capital through private offerings, and undertaking preliminary activities for the commencement of operations. The Company has not generated any revenue to date. Although the Company has commenced the tests and panel review necessary for its product to be established as generally regarded as safe ("GRAS") and a medical food under regulations of the Food and Drug Administration ("FDA"), there is no assurance that the FDA will not contest the status. Further, if the Company is successful in establishing GRAS and medical food status, there can be no assurance that the Company will be successful in marketing any such products.

     On January 2, 2003, the Company consummated a business combination with New York Health Care, Inc., a publicly traded company. As a result of this combination, Bio Balance shareholders exchanged their shares for 89.7% of the common stock of the merged company (see Note 8).


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:
     ----------------------------------------------

     a.   Statement  of  cash  flows
          --------------------------

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     b.   Estimates
          ---------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:  (Cont'd)
     ----------------------------------------------

     c.   Income  taxes
          -------------

          Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     d.   Comprehensive  income  (loss)
          -----------------------------

          Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. Comprehensive loss was equivalent to net loss for all periods presented.

     e.   Concentration  of  risk
          -----------------------

          The Company invests its excess cash in deposits and money market accounts with major financial institutions and in commercial paper of companies with strong credit ratings.

     f.   Net  loss  per  share
          ---------------------

          Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock. Shares held in escrow are excluded from the weighted average number of shares outstanding until all necessary conditions have been satisfied at the end of the reporting period.

          Basic and diluted loss per share amounts were equivalent for all periods presented.

     g.   Stock-based  compensation
          -------------------------

          The Company applies APB Opinion No. 25 and related interpretations in accounting for stock-based compensation to employees. Stock compensation to non-employees is accounted for at fair value in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

     h.   Intangible  assets
          ------------------

          Statement of Financial Accounting Standards No. 141, "Business Combinations" requires the use of the purchase method of accounting for business combinations and prohibits the use of the pooling of interests method. SFAS No. 141 also expands the definition of intangible assets acquired in a purchase business combination. SFAS No. 142, "Goodwill and Intangible Assets," eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The new rules also prohibit the amortization of goodwill associated with business combinations.

     i.   Impairment  of  long-lived  assets
          ----------------------------------

          Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disclosure of Long-Lived Assets," addresses significant issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." It develops a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired.

3.   INTANGIBLE  ASSETS:
     ------------------

     On July 31, 2001, the Company acquired technology, including patents, relating to certain probiotic agents. Aggregate consideration paid totaled $2,036,500, including 990,000 shares of the Company's common stock (valued at $1,485,000), $510,000 cash to fund the payment of claims against the Sellers, and associated acquisition costs of $41,500. The Company has also incurred fees approximating $201,000 through December 31, 2002, principally in connection with patent and trademark applications for the technology. Beginning in the spring of 2002, the Company commenced taking those actions necessary to have its first product, PROBACTRIX, qualify as a medical food. Those actions include the testing and panel review necessary for the product to be established as generally recognized as safe ("GRAS") and related clinical studies to obtain data that the product is safe and effective. The cost of technology and patents and trademarks is being charged to operations over their estimated useful lives (10 years) commencing upon their acquisition.

4.   STOCKHOLDERS'  EQUITY:
     ---------------------

     The Company has authorized 75,000,000 shares, par value $0.0001, of common stock. The common stock has one vote per share, with no cumulative voting. There are no pre-emptive rights, conversion rights, preferences, redemption provision, sinking fund provisions or any liability for further calls or assessments. There are no stated liquidation rights other than those that may exist under Delaware law.

     The Company has authorized 5,000,000 shares, par value $0.0001, of preferred stock. Shares of preferred stock may be issued in such classes or series, and may have such voting powers, and such designations, preferences and other special rights and qualifications, or restrictions thereof, as shall be set by the Board of Directors.

     In May 2001, the Company issued 8,896,709 shares of common stock to its founders for cash proceeds of $890.

     In June 2001, the Company issued 8,456,625 shares of common stock in a private placement for gross cash proceeds of approximately $253,400. In addition, 550,000 shares of common stock (valued at $16,500) were issued for services provided.

     In July and August 2001, the Company issued 400,000 shares of its common stock in a private placement for gross cash proceeds of $600,000. An additional 40,000 shares (valued at $60,000) were issued to a consultant for services.

     In November and December 2001, the Company issued 367,333 shares of its common stock in private placements for gross cash proceeds of $1,102,000.

     On January 29, 2002, the Company issued 391,656 shares of common stock in a private placement.

     In the period April 2002 through June 2002, the Company issued 153,000 shares of its common stock in private placement for gross proceeds of $459,000.

     In the period July 1, 2002 through September 30, 2002, the Company issued 49,000 shares of common stock in private placement for gross proceeds of $147,000.

     In the period October 1, 2002 through December 31, 2002, the Company issued 822,171 shares of common stock in private placements for gross proceeds of $2,080,033. $290,000 of the gross proceeds were received in January 2003.

     In January 2003, the Company issued 327,327 shares of common stock for gross proceeds of $1,072,000.

     ---------------------

     The Company granted options to acquire 121,452 shares of common stock to a placement agent and other third parties in connection with private placements of its common stock. The options have exercise prices ranging from $3.00 to $3.47.

     On July 31, 2001, the Company issued 990,000 shares of its common stock (valued at $1,485,000) as consideration for the acquisition of technology.

5.   COMMITMENTS:
     -----------

     a.   Consulting  agreements
          ----------------------

          The Company is party to a consulting agreement with an entity controlled by its former President and a founder. The agreement provides for a minimum annual compensation of $250,000 and was effective commencing October 1, 2001. The agreement is in effect for five years and provides for an extension until the eighth anniversary, if, prior to June 1, 2005, the Company shall have obtained at least $6,000,000 in equity capital from one or more sources. The agreement also grants 200,000 stock warrants, each to purchase one share of common stock at an exercise price of $1.00, each expiring on June 1, 2011. The warrants had a fair value of $0. The Company may also pay a bonus per annum, may grant such other stock options and other incentives at its sole discretion.

          The Company is party to additional agreements with unrelated third parties relating to medical research consulting services. These agreements, which expire through August 31, 2003, provide for aggregate annual consulting fees of $48,000. In addition, the consultants were issued warrants to purchase 210,000 shares of the Company's common stock at an exercise price of $1.50 per share.

          The Company issued to members of its medical board warrants to purchase 55,000 shares of the Company's common stock at an exercise price of $1.50 per share.

          The fair value of the warrants issued under consulting agreements in 2001 ($26,000) and the warrants issued to the members of the medical advisory board ($72,450) was recorded as unearned compensation. The fair value was estimated using the Black-Scholes option-pricing model, with the following assumptions: a stock price equal to the price of the most recent private placement that had taken place; an expected volatility of 0%; a risk free interest rate of 3.0%; no future dividends; and expected lives equal to the lives of the respective warrants.

     b.   Lease
          -----

          The Company leases its facility under an operating lease, expiring in November 2003, which provides for monthly payments of $5,000. Rent expense approximated $60,000 and $10,000 for the year ended December 31, 2002 and the period May 21, 2001 (inception) through December 31, 2001, respectively.

6.   INCOME  TAXES:
     -------------

     As of December 31, 2002, the Company had net operating loss carryforwards approximating $1,490,000, which expire through 2021.

     Significant components of deferred tax assets are comprised of:

                                                      December 31,
                                                ----------------------
                                                   2002        2001
                                                ----------  ----------
     Intangible assets                          $ 167,000   $  46,000
     Net operating loss carryforwards             685,000     162,000
     Less valuation allowance                    (852,000)   (208,000)
                                                ----------  ----------

                                                $       -   $       -
                                                ==========  ==========

     -------------

     A full valuation allowance has been recorded against the net deferred tax assets because it is more likely than not that such assets will not be reduced in the foreseeable future.

7.   SUPPLEMENTAL INFORMATION - STATEMENT OF CASH FLOWS:
     --------------------------------------------------

     No cash payments for interest or income taxes were made during the period May 21, 2001 (inception) through December 31, 2001. Cash paid for interest and income taxes for the year ended December 31, 2002 approximated $0 and $6,800, respectively.

8.   BUSINESS  COMBINATION:
     ---------------------

     On January 2, 2003, the Company consummated a business combination with New York Health Care, Inc. ("NYHC"), a publicly traded company. As a result of the merger, Bio Balance shareholders exchanged all of their Bio Balance shares for 89.7% of the issued and outstanding common stock of the merged company. Because the former Bio Balance stockholders own a majority of the common stock of the merged company, Bio Balance is considered to be the accounting acquirer in the transaction. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets of NYHC, based on their estimated fair values as of the completion of the merger. Management believes substantially all of the purchase price, estimated at $20,700,000, will be allocated to goodwill. Management intends to hire independent valuation specialists in order to assist management in determining the fair values of the assets. The final valuation will be based on the actual net tangible and intangible assets of NYHC that exist as of the date of the merger.

     At December 31, 2002, $100,000 cash was held in escrow in connection with the NYHC transaction.

9.   SUBSEQUENT  EVENT:
     -----------------

     In February 2003, the Company entered into employment arrangements with two individuals to serve as Director of Medical and Regulatory Affairs and a Director of Research and Development. The arrangements provide for aggregate annual compensation of $250,000 and provide for specified bonuses when the Company meets certain goals. In addition, the arrangements provide for the grant of warrants to acquire shares of NYHC common stock, subject to the approval of the NYHC Compensation Committee.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 of New York Health Care and The Bio Balance Corporation are based on the historical financial statements of New York Health Care and Bio Balance after giving effect to the merger as a purchase of New York Health Care by Bio Balance using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. On January 2, 2003 New York Health Care and Bio Balance consummated the Stock for Stock Exchange Agreement. The pro forma financial statements reflect this transaction. New York Health Care issued approximately 21.4 million shares of New York Health Care common stock to the former Bio Balance stockholders for 100% of Bio Balance's outstanding shares. Because the former Bio Balance stockholders acquired approximately 90% of the merged company as a result of the merger, Bio Balance is considered to be the accounting acquiror in the transaction.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 is presented to give effect to the merger as if it occurred on December 31, 2002 and combines the historical balance sheets of New York Health Care and Bio Balance at December 31, 2002. The unaudited pro forma condensed consolidated statements of operations of New York Health Care and Bio Balance for the period ended December 31, 2002 are presented as if the combination had taken place on January 1, 2002, and combines the historical results of New York Health Care and Bio Balance for the year ended December 31, 2002.

The unaudited pro forma condensed consolidated financial statements have been obtained from, and should be read with, the historical consolidated financial statements and accompanying notes of New York Health Care included in New York Health Care's annual report on Form 10-K for the year ended December 31, 2002 filed on March 17, 2003 incorporated herein by reference, and the historical financial statements and accompanying notes of Bio Balance, which are included in this Form 8-K.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and, while they are based on assumptions that management believes are reasonable, they are not necessarily indicative of the financial position or results of operations of New York Health Care that would have occurred had the merger been completed as of the dates indicated. The unaudited pro forma condensed consolidated financial statements are not meant to project New York Health Care's financial position or results of operations for any period or as of any date, nor do they give effect to any matters other than those described above or in the notes.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of New York Health Care, based on their estimated fair values as of the completion of the merger. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management believes substantially all of the purchase price will be allocated to goodwill. Management intends to hire independent valuation specialists in order to assist management in determining the fair values of the assets and liabilities. The final valuation will be based on the actual net tangible and intangible assets of New York Health Care that exist as of the date of completion of the merger. In the opinion of management, that allocation is not expected to materially differ from the preliminary allocation included in the unaudited pro forma condensed consolidated financial statements. Management has estimated the fair value of the outstanding shares of preferred stock of New York Health Care to be the fair value of the underlying common stock of New York Health Care. Management believes this is an appropriate method as the common stock and preferred stock have substantially the same entitlements. This estimate is preliminary and a valuation specialist will assist management in determining the fair value of the preferred stock shortly after the merger has been completed. The estimated fair value may differ from the preliminary fair value included in the unaudited pro forma condensed consolidated financial statements.

                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          OF NEW YORK HEALTH CARE, INC  AND THE BIO BALANCE CORPORATION
                                                DECEMBER 31, 2002

                                                       HISTORICAL           PRO FORMA           PRO FORMA
                                              --------------------------
                                                  BIO           NYHC       ADJUSTMENTS           COMBINED
                                              -------------------------------------------------------------
             A S S E T S

Current assets:
Cash and cash equivalents                     $ 2,725,378   $ 3,548,658   $  1,028,808    (a)  $ 7,302,844
Due from lending institituion                                   152,825                            152,825
Accounts receivable, net                                      5,280,128                          5,280,128
Unbilled services                                                95,517                             95,517
Subscription receivable                           290,000                                          290,000
Other current assets                               36,342       184,623                            220,965
Deferred tax asset                                              118,000       (118,000)   (b)            -
                                              -----------------------------------------        ------------
Total current assets                            3,051,720     9,379,751        910,808          13,342,279

Property and equipment, net                                     224,897                            224,897
Deferred tax assets                                             124,000       (124,000)   (b)            -
Goodwill and other intangible
  assets acquired in acquisition                                            19,546,567    (b)   19,546,567
Goodwill, net                                                 1,222,400     (1,222,400)   (b)
Intangibles, net                                1,936,033       132,143                          2,068,176
Deferred merger costs                             248,363                     (248,363)   (b)
Other assets                                       23,333                                           23,333
Deposits                                                         53,246                             53,246
                                              -----------------------------------------        ------------

Total assets                                  $ 5,259,449   $11,136,437   $ 18,862,612         $35,258,498
                                              =========================================        ============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accrued payroll                                             $ 1,197,775                        $ 1,197,775
Current portion of lease obligations payable                     18,281                             18,281
Accounts payable and accrued expenses         $   349,182     3,381,862   $  1,940,526    (b)    5,671,570



Due to HRA                                                    1,931,797                          1,931,797
                                              -----------------------------------------        ------------
Total current liabilities                         349,182     6,529,715      1,940,526           8,819,423
                                              -----------------------------------------        ------------



Shareholders' equity:

Preferred stock, $.01 par value                                   5,904         (5,904)   (b)        5,904
                                                                                 5,904    (c)
Common stock, $.0001 par value                      2,112                           33    (a)
                                                                                (2,145)   (c)
Common stock, $.01 par value                                     25,000        (25,000)   (b)      239,438
                                                                               239,438    (c)
Additional paid-in capital                      6,834,085     4,745,631      1,028,775    (a)   28,913,035
                                                                            (4,745,631)   (b)
                                                                            20,500,000    (b)
                                                                               793,372    (d)
                                                                              (243,197)   (c)
Deficit                                        (1,851,226)     (138,330)       138,330    (b)   (2,014,877)
                                                                              (163,651)   (d)
Unearned compensation                             (74,704)                    (629,721)   (d)     (704,425)
                                              -----------------------------------------        ------------
                                                4,910,267     4,638,205     16,890,603          26,439,075
Less: Treasury stock                                            (31,483)        31,483    (b)            -
                                              -----------------------------------------        ------------
Total shareholders' equity                      4,910,267     4,606,722     16,922,086          26,439,075
                                              -----------------------------------------        ------------

Total liabilities and shareholders' equity    $ 5,259,449   $11,136,437   $ 18,862,612         $35,258,498
                                              =========================================        ============


       See the accompanying notes to unaudited pro forma combined consolidated financial statements

       The above statement for New York Health Care gives retroactive effect to a 1 for 1.5 reverse stock split that was effectuated on January 2, 2003

                              UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED STATEMENT OF OPERATIONS
                                 OF NEW YORK HEALTH CARE, INC  AND THE BIO BALANCE CORPORATION
                                              FOR THE YEAR ENDED DECEMBR 31, 2002




                                                                      HISTORICAL           PRO FORMA          PRO FORMA
                                                           ---------------------------
                                                                BIO           NYHC       ADJUSTMENTS          COMBINED
                                                           --------------------------------------------------------------
Net patient service revenue                                               $38,880,477                       $ 38,880,477
                                                           ------------------------------------------       -------------

Expenses:
Professional care of patients                                              30,227,715                         30,227,715
General and administrative                                 $    810,427     7,866,762   $    235,091   (d)     8,912,280
Other operating expenses                                        374,030                                          374,030
Bad debts expense                                                              77,035                             77,035
Depreciation and amortization                                   214,600       178,027                            392,627
                                                           ------------------------------------------       -------------
Total operating expenses                                      1,399,057    38,349,539        235,091          39,983,687
                                                           ------------------------------------------       -------------

(Loss) income from operations                                (1,399,057)      530,938       (235,091)         (1,103,210)

Nonoperating expenses:
Interest income                                                                33,614                             33,614
Interest expense                                                               (8,184)                            (8,184)
                                                           ------------------------------------------       -------------

(Loss) income before (benefit) provision for income taxes    (1,399,057)      556,368       (235,091)         (1,077,780)
                                                           ------------------------------------------       -------------

(Benefit) provision for income taxes:
Current                                                                       187,000                            187,000
Deferred                                                                       (9,000)                            (9,000)
                                                           ------------------------------------------       -------------
                                                                              178,000                            178,000
                                                           ------------------------------------------       -------------

Net (loss) income applicable to common stock                ($1,399,057)  $   378,368      ($235,091)        ($1,255,780)
                                                           ==========================================       =============




Basic earnings (loss) per share                                           $      0.15                             ($0.05)
                                                                          ============                      =============


Diluted  earnings (loss) per share                                        $      0.10                             ($0.05)
                                                                          ============                      =============


Weighted average shares outstanding                                         2,471,381                         23,915,202
                                                                          ============                      =============

Diluted weighted average shares outstanding                                 3,624,107                         23,915,202
                                                                          ============                      =============

             See the accompanying notes to unaudited pro forma condensed consolidated financial statements

        The above statement for New York Health Care gives retroactive effect to a 1 for 1.5 reverse stock split that was effectuated on January 2, 2003

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.   Basis of Pro Forma Presentation

     On October 11, 2001, New York Health Care, Inc. entered into a Stock for Stock Exchange Agreement with The Bio Balance Corporation, which was amended on February 13, 2002, July 10, 2002, August 13, 2002 and October 24, 2002, and was consummated on January 2, 2003. The July 10, 2002 amendment substantively changed the agreement and, therefore, its date of announcement (July 19, 2002) serves as the measurement date. The merger between New York Health Care and Bio Balance has been accounted for in the unaudited pro forma condensed consolidated financial statements by the purchase method of accounting as a reverse acquisition with Bio Balance being the accounting acquiror and New York Health Care being the accounting acquiree (the legal acquiror), pursuant to the guidance in Statement of Financial Accounting Standards No. 141, "Business Combinations".

     The unaudited pro forma condensed consolidated financial statements reflect the issuance of approximately 21.4 million shares of New York Health Care common stock valued at approximately $13.1 million based on New York Health Care's common stock outstanding at December 31, 2002 at an average closing price for a six day period ended July 24, 2002 ($5.30) (after giving effect to a one for one and one half reverse stock split).

     The estimated total purchase price of the merger is as follows:

          Value of NYHC common stock                         $13,100,000
          Value of NYHC preferred stock                        2,100,000
          Value of NYHC outstanding options/warrants           5,300,000
          Bio's estimated transaction costs                      249,000
                                                           -------------
          Total estimated purchase price                     $20,749,000
                                                           =============

     The number of New York Health Care's common stock, preferred stock and options outstanding at December 31, 2002 remained unchanged from July 19, 2002 through January 2, 2003. The value of the preferred stock was calculated based on the common stock equivalents for the convertible preferred stock outstanding, which amounted to approximately $2.1 million. The value of the common stock was used to value the preferred stock since both securities have substantially the same entitlements. Approximately $5.3 million of value was assigned to the outstanding New York Health Care options at December 31, 2002. The fair value of the options was determined using the Black-Scholes valuation model. As part of the Agreement, if the two officers/directors from New York Health Care are terminated from the Board of Directors prior to the expiration of their employment agreements they will enter into consulting agreements with New York Health Care for a period of not less than five years commencing with the date of termination. As compensation, New York Health Care will issue an option to each officer/director to acquire 500,000 shares of New York Health Care common stock at the fair market value on date of termination. These options are contingent upon future services and will be recorded under EITF 96-18.

     The valuation of the convertible preferred stock is, as set forth above, based on management's estimate that the fair value of the underlying common stock of New York Health Care approximates the fair value of New York Health Care's convertible preferred stock. Management valued the preferred stock based on the common stock because both securities have substantially the same rights. The valuation of the preferred stock reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. The actual valuation of the convertible preferred stock will be based upon an independent valuation obtained after completion of the merger. The adjustments included in the unaudited pro forma condensed consolidated financial statements may change based upon the final valuation of the convertible preferred stock. The value may differ from the preliminary value included in the unaudited pro forma condensed consolidated financial statements, which could result in a change in the purchase price.

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to New York Health Care's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management has not allocated the purchase price between goodwill and other intangible assets. It anticipates that substantially all of the intangible assets portion of the purchase price will be allocated to goodwill. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon an independent valuation of the allocation of the purchase price. The adjustments included in the unaudited pro forma condensed consolidated financial statements may change based upon the final allocation of the total purchase price. The allocation may differ from the preliminary allocation included in the unaudited pro forma consolidated financial statements, which could result in an increase in amortization of intangible assets.

     Preliminary estimated purchase price allocation:

     Net identifiable assets of NYHC (includes effect of
     pro forma adjustment due to change in control)     $   1,201,600
     Intangible assets (substantially all goodwill)        19,547,400
                                                        -------------
     Total preliminary estimated purchase price         $  20,749,000
                                                        =============

     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition as if such transaction occurred for balance sheet purposes on December 31, 2002 and for the statement of operations purposes on January 1, 2002.

     The market price ($5.30 per share) used to determine the purchase price was based on an average closing price over several days before and after the announcement of the merger. Subsequent to the measurement date the market price has decreased and the stock was trading at approximately $3.14 on March 7, 2003. The above market prices give effect to the one for one and one half reverse stock split that was effectuated on January 2, 2003.

     In the preliminary estimated purchase price allocation, approximately $
     19.6 million has been allocated to goodwill and other intangibles. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Management anticipates that substantially all of the intangible assets portion of the purchase price will be allocated to goodwill.

     In accordance with the Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives recorded in this merger will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the consolidated company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the consolidated company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.   Pro Forma Adjustments

     Pro forma adjustments are necessary to reflect certain transactions that occurred prior to the effective date of the merger, to reflect the estimated purchase price, to adjust amounts related to New York Health Care tangible and intangible assets to a preliminary estimate of their fair values, and to reflect value of New York Health Care's options/warrants that will be exchanged for Bio Balance's options/warrants.

(a)  Private Placement by Bio Balance

     The Agreement requires certain actions to take place prior to closing. One of the actions is for Bio Balance to have completed a Private Placement in which it seeks to raise gross proceeds of $6 million for the sale of Bio Balance common stock. At December 31, 2002, Bio Balance had raised approximately $4,963,000 in the Private Placement. Prior to closing of the merger Bio Balance had raised the additional amount of $1,072,000. The pro forma condensed consolidated balance sheets reflects the raising of $6.0 million in the Private Placement. The adjustment reflects the raising of net proceeds of $1.0 million for approximately 327,327 common shares of Bio Balance.

(b)  Acquisition of New York Health Care by Bio Balance

     On January 2, 2003, Bio Balance acquired New York Health Care for an aggregate consideration valued at approximately $20.7 million comprised of:

     o $13.1 million based on the value of the common stock based on an average share price for the six day period ending on July 24, 2002 and consisting of approximately 21.4 million shares of common stock of New York Health Care.

     o    $2.1 million is based on the fair value of the preferred stock.

     o $5.3 million of fair value was assigned to the New York Health Care options outstanding (1,036,833) at December 31, 2002. The number of options outstanding gives effect to the one for one and one half reverse stock split effectuated on January 2, 2003.

     o    $249,000 value for Bio Balance's estimated transaction costs.

     The fair value of the shares of New York Health Care common stock was determined by treating the market value of the New York Health Care stock at July 19, 2002 as having been effectively received by New York Health Care shareholders. The fair value of the preferred stock was determined based on the fair value of the underlying common stock. The fair value of the stock options was determined by reference to an option-pricing model and the number of New York Health Care options was treated as having been granted by Bio Balance under reverse acquisition accounting rules. To determine the fair value of these options, the following assumptions were used: expected volatility of 153%; risk-free interest rates ranging from 4.09% to 4.88% and expected lives of approximately 5.6 years.

     The adjustment to additional paid-in capital was determined as follows:

               Purchase price                  $20,749,000
               Bio Balance's transaction costs    (249,000)
                                               ------------
                                               $20,500,000
                                               ============

     The adjustment also eliminates the historical deficit ($138,330), additional paid in capital ($4,745,631),common stock ($25,000), preferred stock($5,904) and treasury stock($31,483)of New York Health Care. The adjustment records the fair value of New York Health Care tangible and intangible assets, including the liability due to officers due to a change in control of New York Health Care. New York Health Care's estimated fair value at December 31, 2002 approximates book value except that the value of the deferred tax assets and goodwill was not included.

       NYHC book value at December 31, 2002            $ 4,607,000
       Deferred taxes                                     (242,000)
       Goodwill                                         (1,222,400)
       Liability due to change in control               (1,941,000)
                                                        ----------
       Fair value of NYHC assets                   $     1,201,600
                                                        ==========

(c) To record the recapitalization of Bio Balance. This includes the elimination of Bio Balance's common stock and recording the common stock and preferred stock of New York Health Care that will be outstanding after the merger.

(d) To record value of compensation expense resulting from the exchange of Bio Balance's options/warrants to New York Health Care's options/warrants. These options/warrants are being accounted for because the intrinsic value of the options/warrants immediately after the merger is greater than the intrinsic value of the award immediately before the merger. These options/warrants will be recorded as variable options/warrants after the merger. The vested portion is not shown as an expense in the pro forma condensed consolidated financial statements because it is non-recurring. The unvested portion is expensed in the pro forma condensed consolidated financial statements as if the merger was to have occurred on January 1, 2001. This expense is considered recurring because it would have been expensed by Bio Balance without completing the merger.

3.   Pro Forma Earnings (Loss) Per Share (1)

     Pro forma loss per share has been determined based on the amount of pro forma net income (loss) divided by the sum of the weighted average number of shares of New York Health Care outstanding during the periods plus the additional shares issued by New York Health Care in the acquisition and immediately prior to the acquisition.

     For the year ended December 31, 2002
     ------------------------------------

         Shares used to compute NYHC basic loss
              per share                               2,471,381
         Shares issued in merger                     21,443,821
                                                     ----------

         Shares used to compute pro forma basic
              loss per share                         23,915,202
                                                     ==========

     For the year ended December 31, 2002
     ------------------------------------

         Shares used to compute NYHC diluted
               loss per share                         2,471,381
         Shares issued in merger                     21,443,821
                                                     ----------
         Shares used to compute pro forma diluted
               loss per share                        23,915,202
                                                     ==========

(1) The information for New York Health Care gives retroactive effect to the one for one and one half reverse stock split that was effectuated on January 2, 2003.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 17, 2003                          NEW YORK HEALTH CARE, INC.



                                  By:   /s/ Jacob Rosenberg
                                        ----------------------------------------
                                        Jacob Rosenberg
                                        Vice President and Chief Operating
                                        Officer, Chief Financial and Accounting
                                        Officer, and Secretary


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